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                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 1998                  1997
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations                                            $     18,485         $     81,428
Income tax provision
    Federal and foreign                                                             5,373               39,886
    State                                                                              10                5,852
                                                                             -------------        -------------
        Total income tax provision                                                  5,383               45,738

Interest charges                                                                   98,029               89,943
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $    121,897         $    217,109
                                                                             =============        =============

Fixed charges                                                                $    101,845         $     99,087
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   1.20                 2.19
                                                                             =============        =============


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                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 1998                 1997
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     89,195         $     87,424
Add: portion of rental expense representative of interest factor<F1>               12,650               11,663
                                                                             -------------        -------------
  Total fixed charges                                                        $    101,845         $     99,087

Less: interest capitalized per Consolidated Statement of Income                     3,816                9,144
                                                                             -------------        -------------
  Total interest charges                                                     $     98,029         $     89,943
                                                                             =============        =============

<F1>Interest factor based on management's estimates and approximates one-third of rental expense.

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